UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 1, 2019

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Executive Officers

Effective February 1, 2019, Donald B. Pettigrew was appointed President and Chief Executive Officer of Repro Med Systems, Inc. dba RMS Medical Products (“RMS”).

Mr. Pettigrew, age 51, has more than 23 years of sales and business development experience in the medical device industry, including the home infusion space. Prior to joining RMS as President and Chief Commercial Officer in 2018, Mr. Pettigrew held senior leadership positions at market leading medical firms such as Moog, Inc. as Group Director, Global Business Development and Group Director, Global Sales and Professional Services from 2011 through 2018, where he led commercialization and business development for the IV infusion and enteral feeding franchises in both the U.S. and international markets. Mr. Pettigrew also held management positions at Baxter (formerly Gambro) from 2008-2011, Boston Scientific from 1995-2008, and E&J Gallo from 1990-1995. Mr. Pettigrew earned his B.A. in Biology from the University of Colorado.

In connection with his appointment as President and Chief Executive Officer, Mr. Pettigrew’s base annual salary will increase to $360,000 per year. His existing employment agreement will otherwise remain in effect.

Daniel S. Goldberger, who had been serving as interim Chief Executive Officer since July 2018, resigned from that position upon the appointment of Mr. Pettigrew, will continue to serve as the Chairman of the Board and, effective February 1, 2019, serves as Executive Chairman. As Executive Chairman, Mr. Goldberger will be entitled to a base annual salary of $120,000 and be eligible to earn an annual bonus in accordance with the RMS policy and procedure for granting of a specified executive bonus which is equivalent to 50% of base compensation based on achievement of goals payable in cash or shares of common stock, at the discretion of the Board of Directors.

ITEM 8.01  OTHER INFORMATION.

On February 4, 2018, RMS issued a press release announcing management changes, approval of a strategic plan and certain schedule updates. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit No.	Description

99.1	Press release dated February 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: February 4, 2019	By:	/s/ Karen Fisher
Karen Fisher Chief Financial Officer